Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                  Contact:

              Mike Van Handel
              +1.414.906.6305
              michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 1st Quarter 2015 Results

MILWAUKEE, April 21, 2015 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2015 were $65.7 million, or 83 cents per diluted share, compared to net earnings of $70.1 million, or 86 cents per diluted share, a year earlier. Revenues for the first quarter were $4.5 billion, a decrease of 7% from the prior year period.

    Financial results in the quarter were significantly impacted by the stronger US dollar relative to several foreign currencies compared to the prior year period.  On a constant currency basis, revenues increased 7% and earnings per share increased 16%.  Earnings per share in the quarter were negatively impacted 17 cents by changes in foreign currencies compared to the prior year.

    Jonas Prising, ManpowerGroup CEO, said, “2015 is off to a strong start as we built on the progress we made last year delivering good results in the first quarter. It is encouraging to see the early signs of more broad based improvement in Europe, setting the stage for what we believe could be a slow but sustained labor market recovery in that region. The strong start to the year gives us confidence that we are on the right track and that our focus on permanent recruitment and our market leading solutions offerings continues to pay off.  We are well placed to seize further opportunities as economic trends improve.”

    “We anticipate second quarter earnings per share will range between $1.21 to $1.29, which includes an estimated unfavorable currency impact of 29 cents.”

    In conjunction with its first quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on April 21, 2015 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://www.manpowergroup.com in the section titled “Investor Relations.”

    Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com in the section titled “Investor Relations.”

About ManpowerGroup:

ManpowerGroup® (NYSE: MAN) is the world’s workforce expert, creating innovative workforce solutions for more than 65 years. As workforce experts, we connect more than 600,000 people to meaningful work across a wide range of skills and industries every day. Through our ManpowerGroup family of brands – Manpower®, Experis®, Right Management ® and ManpowerGroup® Solutions – we help more than 400,000 clients in 80 countries and territories address their critical talent needs, providing comprehensive solutions to resource, manage and develop talent. In 2015, ManpowerGroup was named one of the World’s Most Ethical Companies for the fifth consecutive year and one of Fortune’s Most Admired Companies, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible: www.manpowergroup.com

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2014, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2015	2014	Reported	Currency
	(Unaudited)
Revenues from services (a)	$4,542.2	$4,904.0	-7.4%	6.6%
Cost of services	3,780.2	4,087.5	-7.5%	6.6%
Gross profit	762.0	816.5	-6.7%	6.7%
Selling and administrative expenses	639.2	689.6	-7.3%	4.9%
Operating profit	122.8	126.9	-3.2%	16.5%
Interest and other expenses	10.6	9.2	16.1%
Earnings before income taxes	112.2	117.7	-4.7%	14.9%
Provision for income taxes	46.5	47.6	-2.3%
Net earnings	$65.7	$70.1	-6.3%	12.8%
Net earnings per share - basic	$0.83	$0.88	-5.7%
Net earnings per share - diluted	$0.83	$0.86	-3.5%	16.3%
Weighted average shares - basic	78.7	79.8	-1.4%
Weighted average shares - diluted	79.6	81.2	-2.0%

(a) Revenues from services include fees received from our franchise offices of $5.5 million for both the three months ended March 31, 2015 and 2014. These fees are primarily based on revenues generated by the franchise offices, which were $249.9 million and $256.6 million for the three months ended March 31, 2015 and 2014, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2015	2014	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$725.1	$720.5	0.6%	0.6%
Other Americas	359.3	350.6	2.5%	16.1%
	1,084.4	1,071.1	1.2%	5.7%
Southern Europe:
France	1,040.8	1,217.3	-14.5%	4.2%
Italy	270.1	274.7	-1.7%	20.0%
Other Southern Europe	226.2	230.0	-1.7%	16.7%
	1,537.1	1,722.0	-10.7%	8.4%
Northern Europe	1,323.3	1,463.9	-9.6%	7.6%
APME	533.1	573.7	-7.1%	2.1%
Right Management	64.3	73.3	-12.2%	-4.8%
	$4,542.2	$4,904.0	-7.4%	6.6%
Operating Unit Profit:
Americas:
United States	$17.4	$13.4	30.0%	30.0%
Other Americas	12.8	12.6	1.7%	15.0%
	30.2	26.0	16.3%	22.7%
Southern Europe:
France	50.3	51.2	-1.9%	20.4%
Italy	14.0	12.6	11.1%	36.8%
Other Southern Europe	4.7	4.6	4.6%	23.9%
	69.0	68.4	0.9%	23.7%
Northern Europe	33.3	38.4	-13.4%	2.0%
APME	18.8	20.2	-7.4%	2.5%
Right Management	5.6	8.3	-31.8%	-26.9%
	156.9	161.3
Corporate expenses	(26.7)	(26.2)
Intangible asset amortization expense	(7.4)	(8.2)
Operating profit	122.8	126.9	-3.2%	16.5%
Interest and other expenses (b)	(10.6)	(9.2)
Earnings before income taxes	$112.2	$117.7

(a) In the United States, revenues from services include fees received from our franchise offices of $3.4 million for both the three months ended March 31, 2015 and 2014. These fees are primarily based on revenues generated by the franchise offices, which were $168.7 million and $169.1 million for the three months ended March 31, 2015 and 2014, respectively.

(b) The components of interest and other expenses were:
	2015	2014
Interest expense	$8.0	$8.6
Interest income	(0.5)	(0.9)
Foreign exchange loss (gain)	0.7	(1.2)
Miscellaneous expenses, net	2.4	2.7
	$10.6	$9.2

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$627.6	$699.2
Accounts receivable, net	3,903.0	4,134.5
Prepaid expenses and other assets	160.2	147.8
Future income tax benefits	46.9	52.2
Total current assets	4,737.7	5,033.7
Other assets:
Goodwill	1,056.8	1,075.2
Intangible assets, net	276.6	286.8
Other assets	645.8	637.7
Total other assets	1,979.2	1,999.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	590.3	633.5
Less: accumulated depreciation and amortization	452.1	484.4
Net property and equipment	138.2	149.1
Total assets	$6,855.1	$7,182.5
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,574.2	$1,542.7
Employee compensation payable	149.9	204.5
Accrued liabilities	480.8	493.3
Accrued payroll taxes and insurance	511.7	622.4
Value added taxes payable	399.0	466.3
Short-term borrowings and current maturities of long-term debt	45.6	45.2
Total current liabilities	3,161.2	3,374.4
Other liabilities:
Long-term debt	376.1	423.9
Other long-term liabilities	457.4	441.2
Total other liabilities	833.5	865.1
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	3,102.9	3,084.2
Retained earnings	1,733.5	1,667.8
Accumulated other comprehensive loss	(274.8)	(155.2)
Treasury stock, at cost	(1,702.3)	(1,654.9)
Total shareholders' equity	2,860.4	2,943.0
Total liabilities and shareholders' equity	$6,855.1	$7,182.5

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31
	2015	2014
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$65.7	$70.1
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	18.7	21.6
Deferred income taxes	18.2	(1.5)
Provision for doubtful accounts	5.3	6.6
Share-based compensation	6.7	10.8
Excess tax benefit on exercise of share-based awards	(0.2)	(2.2)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(54.3)	27.8
Other assets	(68.2)	(55.8)
Other liabilities	30.4	(92.9)
Cash provided by (used in) operating activities	22.3	(15.5)
Cash Flows from Investing Activities:
Capital expenditures	(9.9)	(8.3)
Acquisitions of businesses, net of cash acquired	(10.1)	(9.4)
Proceeds from sales of property and equipment	0.3	-
Cash used in investing activities	(19.7)	(17.7)
Cash Flows from Financing Activities:
Net change in short-term borrowings	3.4	13.3
Proceeds from long-term debt	0.1	-
Repayments of long-term debt	(1.2)	(0.6)
Proceeds from share-based awards	12.2	6.0
Other share-based award transactions, net	(7.6)	(8.2)
Repurchases of common stock	(39.6)	(16.7)
Cash used in financing activities	(32.7)	(6.2)
Effect of exchange rate changes on cash	(41.5)	(1.7)
Change in cash and cash equivalents	(71.6)	(41.1)
Cash and cash equivalents, beginning of period	699.2	737.6
Cash and cash equivalents, end of period	$627.6	$696.5